Exhibit 99.1

4900 West 78th Street Bloomington, MN 55435 USA	Tel: 952-820-0080 Fax: 952-820-0060	www.AugustTech.com info@augusttech.com

For Release on April 4, 2005

Contact:

Stan Piekos, Chief Financial Officer

August Technology

952-820-0080

Stan.Piekos@augusttech.com

August Technology and Rudolph Technologies Execute Confidentiality Agreement

Minneapolis – April 4, 2005 – August Technology Corporation (NASDAQ:AUGT) announced today that it has entered into a confidentiality agreement with Rudolph Technologies, Inc. (NASDAQ:RTEC) and has begun discussions with Rudolph regarding Rudolph’s previously announced merger offer.  On January 27, 2005, Rudolph announced a proposal to acquire August Technology for a combination of Rudolph stock and cash.

August Technology remains subject to its January 21, 2005 merger agreement with Nanometrics, Inc. and is conducting the discussions with Rudolph as permitted by the terms of the merger agreement.

About August Technology

August Technology’s automated inspection, metrology and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market.  With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system.  Following detection August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions. Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization.  Additional information can be found on the company’s web site at www.augusttech.com.

Additional Information and Where to Find It

Nanometrics Incorporated and August Technology Corporation have filed a joint proxy statement/prospectus in connection with the January 21, 2005 merger agreement among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation.  Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it contains important information about the transaction. A preliminary version of the joint proxy statement/prospectus was filed with the Securities and Exchange Commission by Nanometrics Incorporated and August Technology Corporation on March 28, 2005 and security holders may obtain a free copy of the joint proxy statement/prospectus  and other documents filed by Nanometrics Incorporated and August Technology Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov. The joint proxy statement/prospectus and these other documents may also be obtained for free (when the definitive version is available) from Nanometrics Incorporated or August Technology Corporation investor relations at investors@nanometrics.com and invest@augusttech.com, respectively.

August Technology Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in August Technology Corporation’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 11, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from August Technology Corporation investor relations at invest@augusttech.com.

Nanometrics Incorporated and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of August Technology Corporation and Nanometrics Incorporated with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Nanometrics Incorporated’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Nanometrics Incorporated investor relations at investors@nanometrics.com.

###